Exhibit 8

April 7, 2009		Greenberg Traurig LLP
200 Park Avenue
New York, NY 1-166

Main Tel (212) 801-9200
CNH Capital Receivables LLC 6900 Veterans Boulevard Burr Ridge, Illinois 60527		Main Fax (212) 801-6400 www.gtlaw.com

Re:	CNH Capital Receivables LLC Registration Statement on Form S-3 (Registration No. 333-157418)

Dear Ladies and Gentlemen:

We have acted as tax counsel for CNH Capital Receivables LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a Delaware business trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust and an indenture trustee and a Sale and Servicing Agreement among the related Trust, the Company and New Holland Credit Company, LLC as servicer (each, a “Sale and Servicing Agreement”), and the Certificates will be issued pursuant to a Trust Agreement and such Sale and Servicing Agreement.

In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Sale and Servicing Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto and including the form of Certificate of Trust to be filed with the Delaware Secretary of State) , the form of Administration Agreement between the related Trust, CNH Capital America LLC (“CNHCA”) and an indenture trustee, the forms of Underwriting Agreements between the Company and the various underwriters named therein, the form of Backup Servicing Agreement between the Company, Trust, Servicer and a backup servicer, a form of interest rate swap agreement between Trust and a swap counterparty, and the form of Purchase Agreement between the Company and CNHCA (collectively, the “Operative Documents”).

We have examined whether the Registration Statement accurately describes the tax treatment with respect to the issuance of the Notes and Certificates.  Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof.  These authorities are subject to change and to differing interpretations, which could apply retroactively.  The opinion of tax counsel is not binding on the courts or the Internal Revenue Service.

Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as tax counsel with respect to an issuance of Notes and Certificates, the information set forth in the Prospectus forming part of the Registration Statement under the captions “Summary of Terms — Tax Status” in the form of Prospectus Supplement (to the extent they relate to federal income tax consequences) and “U.S. Federal Income Tax Consequences” (as modified by the statements, if any, set forth under those same headings in the related Prospectus Supplement) represent our opinion with respect to the matters discussed therein.

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8 thereto, without admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/s/ Greenberg Traurig LLP

Greenberg Traurig LLP